UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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APARTMENT INVESTMENT AND MANAGEMENT COMPANY

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November 22, 2022 Dear Fellow Stockholders, Over the past two years, Aimco has put in place a new, reconstituted Board of Directors (the “New Aimco Board”) with individuals who have the right skills and expertise to lead the Company forward. Alongside our all-new executive management team, the Board has overseen the development and execution of Aimco’s clearly defined value creation strategy following the spin-off of Apartment Income REIT Corp. (“AIR”) in December 2020. The New Aimco Board was purpose-built through a thoughtful and thorough search process. With the assistance of Ferguson Partners, a leading executive and board search firm with deep expertise in the real estate industry, more than 80 candidates were identified, and 21 interviews were conducted by Aimco. This resulted in the appointment of six new independent directors, five of whom were first introduced to the Company through the search process, and none of whom had existing relationships with the legacy board members or management team. As a result, Aimco benefits from directors who are independent and who collectively bring deep experience and a diversity of viewpoints. The Board includes fresh perspectives from seven new directors balanced with the retention of three directors with complementary skillsets and important historical knowledge of Aimco’s business, structure, and operations. Overall, the Aimco Board reflects: 6 of 8 40% 6.6 independent directors diversity by gender years average tenure compared added in the past two years or race/ethnicity to S&P 500 average director tenure of 7.8 years1 separated Chair and all new committee CEO positions Chairpersons Vote the universal WHITE proxy card today “for” all three of Aimco’s qualified and experienced director nominees who are key contributors to Aimco’s momentum.

Under the leadership of the New Aimco Board, Aimco has delivered outstanding total stockholder returns of 45%[2] since the 2020 spin-off of AIR, significantly outperforming Aimco's custom developer proxy peer group[3], the FTSE NAREIT Equity Apartments Index, the MSCI U.S. REIT Index, the S&P 500 Index, and the Russell 2000 Index over multiple timeframes:



Since Spin(4)
New Aimco's Relative Outperformance
45%
46%
26%
34%
46%
36%
(1%)
19%
11%
(1%)
9%
AIV
Peer Group
FTSE NAREIT Apartment Equity Index
MSCI U.S. REIT Index
Russell 2000
S&P 500



2021(4)
New Aimco's Relative Outperformance
46%
10%
(18%)
3%
31%
17%
36%
64%
43%
15%
29%
AIV
Peer Group
FTSE NAREIT Apartment Equity Index
MSCI U.S. REIT Index
Russell 2000
S&P 500



2022 YTD(4)
New Aimco's Relative Outperformance
3%
33%
32%
28%
20%
21%
(30%)
(29%)
(25%)
(17%)
(18%)
AIV
Peer Group
FTSE NAREIT Apartment Equity Index
MSCI U.S. REIT Index
Russell 2000
S&P 500



Last 3 Months(4)
New Aimco's Relative Outperformance
(4%)
10%
13%
9%
(2%)
2%
(14%)
(17%)
(13%)
(2%)
(6%)
AIV
Peer Group
FTSE NAREIT Apartment Equity Index
MSCI U.S. REIT Index
Russell 2000
S&P 500

Importantly, the Company's proxy peers were determined based on industry sector, business strategy and company size, and the companies included have a significant focus on development and redevelopment activities. In contrast, in its materials, Land & Buildings Investment Management LLC ("Land & Buildings") is using an outdated peer set of companies that are far larger than Aimco, span a wide range of real estate subsectors including retail, office, self-storage, and industrial real estate, include companies that are no longer standalone public companies, and employ significantly different investment and portfolio strategies. Land & Buildings is also using a truncated timetable that excludes the impact of Aimco's recent accomplishments, such as the Company's Alaska Joint Venture, the monetization of the development assets leased from AIR and the payoff of the $534 million purchase money note. In short, Land & Buildings has chosen to compare Aimco to companies that are not its peers and use cherry-picked dates in an attempt to disguise the true level of Aimco's outperformance.

Vote the universal **WHITE** proxy card today "for" all three of Aimco's qualified and experienced director nominees who are key contributors to aimco's momentum.

RECENT GOVERNANCE ENHANCEMENTS DEMONSTRATE AIMCO’S COMMITMENT TO STOCKHOLDER ENGAGEMENT AND VALUE CREATION The New Aimco Board and management team have consistently prioritized investor engagement since the December 2020 spin-off. Over the past 13 months, the Company has met with stockholders representing more than 80% of Aimco’s outstanding shares of common stock. As a direct result of these discussions, Dary Stone, Chairman of the Nominating, Environmental, Social, and Governance Committee, announced that the Board has decided to take the following actions: • Declassify the Board in 2023: Given the success of Aimco’s strategic plan, the Aimco Board will accelerate the Company’s previously planned transition to annual elections for all directors for one-year terms beginning at the 2023 annual meeting. • Opt out of MUTA: The Aimco Board will opt out of the provisions of the Maryland Unsolicited Takeover Act, or MUTA, that allow it to re-classify the Board without the approval of stockholders. • Transition Timing of the Annual Meeting Date: The Board intends to move the date of the Company’s annual meeting so the 2024 annual meeting will be held by the end of the second quarter of 2024. AIMCO’S BOARD IS HIGHLY ENGAGED AND OVERSEEING A PROCESS TO DRIVE CONTINUED STOCKHOLDER VALUE The New Aimco Board has the right mix of skills and expertise and is focused on the future, overseeing the execution of a clear and effective strategy to enhance the value of your investment. At the same time, in response to perspectives and feedback from stockholders, we announced that our Board is overseeing the evaluation of a broad range of options to enhance stockholder value including, but not limited to, structural alternatives for the Company, new capitalization and financing strategies for our development platform and pipeline, monetization of certain of the Company’s assets and accelerated share repurchases. The Board’s review will carefully consider current market conditions and is being led by the Board’s Investment Committee, chaired by Michael Stein, who has considerable experience with similar efforts to unlock stockholder value. At the upcoming annual meeting, the New Aimco Board has three directors up for re-election — Jay Paul Leupp, Michael A. Stein and R. Dary Stone. These nominees have outstanding track records and bring expertise critical to our Board and the ongoing success of Aimco, including an average of 29 years of experience in C-suite and governance roles across 10 public companies as well as extensive experience with public REIT investors and decades of real estate development expertise.

Meet Your Board Nominees:



Jay Paul Leupp

Co-Founder, Managing Partner and Senior Portfolio Manager, Terra Firma Asset Management

Independent?	✓	**Current Committee Chair**	Audit	**AIV Director Since**	2020	**Years of Experience**	28+

Specific Value Provided to Aimco	Adds value to investor relations efforts at Aimco as a result of his deep experience managing investments in publicly traded REITs as a Portfolio Manager and Managing Director at Terra Firma Asset Management and Lazard Asset Management
Background	• Brings capital markets, investment and finance, real estate, and development experience gained through service as Portfolio Manager and Managing Director most recently at Terra Firma Asset Management and Lazard Asset Management, focused on investments in publicly traded real estate securities • Served as the lead real estate equity research analyst at Royal Bank of Canada and at Robertson Stevens & Co. • Corporate governance experience through service, at Health Care Realty (publicly traded REIT) and Marathon Digital Holdings • Additional expertise in accounting and auditing and is a Certified Public Accountant (CPA)



Michael A. Stein

Former CFO, Nordstrom, Marriott International, ICOS Corporation

Independent?	✓	**Current Committee Chair**	Investment	**AIV Director Since**	2004	**Years of Experience**	30+

Specific Value Provided to Aimco	Experience overseeing strategic corporate transactions which unlock stockholder value as evidenced by his efforts as Marriott CFO during the separation of Marriott International & Host Hotels and as ICOS CFO during the sale of ICOS to Eli Lilly
Background	• Brings real estate investment and finance, financial reporting, accounting and auditing, capital markets, and business operations experience, gained through service as a director of five publicly traded companies and CFO of three publicly traded companies • Extensive CFO experience at ICOS Corporation, Nordstrom, Inc. and Marriott International, Inc. • Significant experience in overseeing strategic transformation and unlocking stockholder value (notable transactions include the spinoff transaction separating Marriott International and Host Hotels, the spinoff of Marriott's Management Services business and its subsequent merger with Sodexho Alliance, Marriott's acquisitions of Renaissance Hotels and The Ritz Carlton Hotel Company, and the sale of ICOS to Eli Lilly) • Brings deep institutional knowledge of Aimco

R. Dary Stone President and CEO, R.D. Stone Interests, Former President and COO, Cousins Properties Independent? Current Committee Chair Nominating, Environmental, Social and Governance AIV Director Since 2020 Years of Experience 30+ Specific Value Provided to Aimco Brings significant expertise in several areas which are essential to Aimco’s new business plan, including real estate development and governance practices, given his experience and track record at Cousins Properties, Tolleson Wealth Management, Tolleson Private Bank, Baylor University and the Texas Banking Commission Background • Brings investment and finance, real estate, development, property / asset management and operations, and capital markets experience from investing and developing a variety of projects and joint ventures, including one of the country’s largest master planned developments • Accomplished executive who served as President of multiple real estate development companies, including as President and COO of Cousins Properties • Brings publicly traded REIT board service experience at Cousins Properties, where he currently serves as Chair of the Governance Committee, and Parkway Properties, Inc. • Has served on the Board of Tolleson Wealth Management and Tolleson Private Bank, the largest private wealth management firm and private bank in Texas, for past 20 years, including in his current role as Audit Committee Chair • Was a member of the Real Estate Roundtable, a highly regarded real estate public advocacy committee comprising industry leaders, for five years • Former Chairman of Baylor University Board of Regents and Chairman of the Banking Commission of Texas (previously known as the Texas State Finance Commission) Vote the universal WHITE proxy card today “for” all three of Aimco’s qualified and experienced director nominees who are key contributors to Aimco’s momentum.

LAND & BUILDINGS’ NOMINEES ARE NOT ADDITIVE TO THE AIMCO BOARD In contrast to the Board’s outstanding directors, Land & Buildings has proposed two nominees whom the Board determined, if elected, would not bring any relevant expertise or fresh, independent perspective that is not already well represented in the boardroom. In fact, we are confident that the election of either candidate put forth by Land & Buildings would be dilutive to the quality of the New Aimco Board and remove expertise that is critical to our success. Notably: Michelle Applebaum’s background is primarily focused on the steel industry and she brings no relevant real estate or REIT experience. She has been nominated to REIT boards by Land & Buildings three previous times and has not been elected or appointed in any instance. James P. Sullivan has never served on the board of a publicly traded company and has no public company experience. Notably, Aimco has engaged Mr. Sullivan’s former employer, Green Street Advisors since September 2021. Due to the Company’s close advisory relationship with Green Street, Aimco already benefits from the full depth and breadth of that organization’s expertise. Land & Buildings has also engaged in unusual stake-building activity that appears to take away 4.2 million voting shares (approximately 2.8% of the outstanding shares) from Aimco’s large institutional shareholders. Land & Buildings’ trading shows a material increase in beneficial ownership less than one week before the record date facilitated by borrowing shares from institutional shareholders, followed by a significant decrease immediately following the record date to facilitate the transfer of votes to Land & Buildings. We are confident that our three highly-qualified nominees seeking re-election are the best choice to contribute to the Company’s value enhancement efforts and build on the success that Aimco has delivered. Our Board is unanimous in recommending that stockholders vote for them. PROTECT THE VALUE OF YOUR INVESTMENT AND AIMCO’S FUTURE GROWTH PROSPECTS. USE THE UNIVERSAL WHITE PROXY CARD TODAY TO VOTE FOR ALL THREE OF AIMCO’S QUALIFIED AND EXPERIENCED DIRECTORS We appreciate your investment in Aimco and your continued support. Sincerely, The Aimco Board of Directors

FORWARD LOOKING STATEMENTS This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding future financing plans, including the Company’s expected leverage and capital structure; business strategies, prospects, and projected operating and financial results (including earnings), including facts related thereto, such as expected costs; future share repurchases; expected investment opportunities; and our pipeline investments and projects. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of pipeline investments and projects, (iii) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on the Company’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; the Company’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the Company’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by the Company; activities by stockholder activists, including a proxy contest; the risk of the timing of our stockholder value enhancement review and the risk that we will not identify any value enhancing options or that we will not successfully execute or achieve the potential benefits of any such options. In addition, the Company’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on the Company’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, and the other documents the Company files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. We make no representations or warranties as to the accuracy of any projections, estimates, targets, statements or information contained in this document. It is understood and agreed that any such projections, estimates, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. Certain financial and operating measures found herein are used by management and are not defined under accounting principles generally accepted in the United States, or GAAP. These measures are reconciled to the most comparable GAAP measures at the end of this presentation. 1. According to SpencerStuart 2022 S&P 500 New Director Snapshot 2. Spin date as of December 14,2020; TSR calculation as of October 31, 2022 3. Includes AHH, CLPR, CSR, ELME, FOR, FPH, HHC, IRT, JBGS, JOE, STRS, TRC, and VRE (per AIV 2021 10 K); represents simple average 4. Returns measured from 12/14/2020, the date of when-issued trading for AIV post-separation from AIRC until 10/31/2022. Peer Group includes AHH, CLPR, CSR, ELME, FOR, FPH, HHC, IRT, JBGS, JOE, STRS, TRC, and VRE (per AIV 2021 10-K); represents simple average

PROTECT THE VALUE OF YOUR INVESTMENT. Use the universal WHITE proxy card today to vote for all three of Aimco’s qualified and experienced directors If you have questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below: 1407 Broadway, 27th Floor New York, New York 10018 Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885 Email: proxy@mackenziepartners.com